Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: InvestorRelations@sscinc.com
SS&C Completes Partial Redemption of 11 3/4% Senior Subordinated Notes
WINDSOR, CT – May 24, 2010 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of financial services software and software-enabled services, today announced that effective May 24, 2010, its subsidiary, SS&C Technologies, Inc., had completed the previously announced redemption of $71,750,000 in aggregate principal amount of its 11 3/4% Senior Subordinated Notes due 2013. The outstanding principal amount of the notes after this redemption is $133,250,000.
About SS&C Technologies Holdings, Inc.
SS&C delivers investment and financial management software and related services focused exclusively on the financial services industry. By leveraging expertise in common investment business functions, SS&C cost effectively serves clients in the following market verticals: 1) insurance entities and pension funds, 2) institutional asset management, 3) alternative investment management 4) treasury, banks and credit unions, 5) municipal finance, 6) real estate property management, 7) commercial lending, and 8) financial markets. Additional information is available at www.ssctech.com.